Exhibit 10.19

AMALGAMATION AGREEMENT

This Amalgamation Agreement, dated the 8th day of June, 2010, is made

BETWEEN:

SCHOOL AMALCO LTD., a corporation incorporated under the laws of the Province of Alberta, having its registered office in Calgary, Alberta (“School”)

-and-

SMART TECHNOLOGIES INC., a corporation incorporated under the laws of the Province of Alberta, having its registered office in Calgary, Alberta (“Smart”)

WHEREAS:

A.	School was incorporated pursuant to the provisions of the Act by articles of amalgamation dated May 31, 2010, and its authorized capital consists of an unlimited number of Class A Common Shares and an unlimited number of Class B Common Shares of which 66,578,600 Class A Common Shares and 33,421,400 Class B Common Shares have been issued and are currently outstanding;

B.	Smart was incorporated pursuant to the provisions of the Act by articles of incorporation date June 11, 2007 under the name 1329169 Alberta Ltd. Pursuant to articles of amendment dated July 18, 2007, 1329169 Alberta Ltd. changed its name to Smart Technologies (Holdings) Inc. and pursuant to articles of amendment dated February 26, 2010, Smart Technologies (Holdings) Inc. changed its name to Smart Technologies Inc. The authorized capital of Smart consists of 100 Redeemable Common Shares, an unlimited number of Voting Common Shares, an unlimited number of Non-Voting Common Shares, an unlimited number of Cumulative Preferred Shares, and an unlimited number of Voting Preferred Shares, of which 53,563,844 Voting Common Shares, 84,883,191 Cumulative Preferred Shares, 127,483,148 Voting Preferred Shares and 127,489,844 Non-Voting Common Shares have been issued and are currently outstanding;

C.	The Amalgamating Corporations having made full disclosure each to the other of all their respective assets and liabilities, have determined that it is desirable that their amalgamation be effected and, acting under the authority contained in the Act, have agreed to amalgamate and continue as one corporation upon the terms and conditions set out in this agreement (the “Amalgamation”);

NOW THEREFORE in consideration of the premises and the agreements contained herein and other consideration, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

“Act” means the Business Corporations Act (Alberta) R.S.A. 2000, c. B-9, as enacted or as the same may from time to time be amended or re-enacted, or any other legislation enacted in substitution or replacement thereof, and includes any regulations made pursuant to such Act or other legislation, and any term defined in the Act and not otherwise defined herein is used in this Agreement with the same meaning;

“Agreement” means this Amalgamation Agreement, as amended after the date hereof by written agreement of the Parties;

“Amalco” means the corporation continuing from the Amalgamation upon issuance by the Registrar of a Certificate of Amalgamation therefor;

“Amalgamating Corporations” means School and Smart; and “Amalgamating Corporation” means any one of them, as the context requires;

“Articles” means the articles of amalgamation, a copy of which is attached hereto as Schedule A and forms a part of this Agreement;

“Board” means the board of directors of Amalco;

“Certificate of Amalgamation” means the certificate of amalgamation with respect to the amalgamation issued by the Registrar;

“Effective Date” means the effective date of the Amalgamation, being June 1, 2010;

“Parties” means the parties to this Agreement; and

“Registrar” means the Registrar of Corporations duly appointed under the Act.

1.2	Headings, meaning of “hereof “, and Article and Schedule References

The headings of Articles and Sections in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement in its entirety and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, a reference herein to an Article or a Section is a reference to an Article or a Section of this Agreement.

1.3	Single and Plural and Gender

In this Agreement words importing the singular number only will include the plural and vice versa and words importing one gender will include the other genders.

1.4	Currency

Unless specifically otherwise stated, all references to currency herein are to lawful money of Canada.

1.5	“Including”

In this Agreement, “including” means “including, without limitation”.

1.6	Time

Unless otherwise indicated, references in this Agreement to time are to the local time in Calgary, Alberta.

ARTICLE 2

IMPLEMENTATION

2.1	Effective Date

The Amalgamating Corporations shall amalgamate under the provisions of the Act at the Effective Date and shall continue as one corporation upon the terms and conditions set out in this Agreement. Articles of amalgamation in prescribed form shall be sent to the Registrar under the Act, together with all other documents necessary to bring the Amalgamation into effect.

2.2	Effect of Amalgamation

Upon the issuance of a Certificate of Amalgamation as contemplated herein:

(a)	the amalgamation of the Amalgamating Corporations as contemplated herein and their continuance as one corporation shall be effective;

(b)	the property of each Amalgamating Corporation shall continue to be the property of Amalco;

(c)	Amalco shall continue to be liable for the obligations of each Amalgamating Corporation;

(d)	an existing cause of action, claim or liability to prosecution relating to an Amalgamating Corporation shall be unaffected;

(e)	a civil, criminal or administrative action or proceeding pending by or against an Amalgamating Corporation may be continued to be prosecuted by or against Amalco;

(f)	a conviction against, or ruling, order or judgment in favour of or against an Amalgamating Corporation may be enforced by or against Amalco; and

(g)	the Articles shall be deemed to be the articles of incorporation of Amalco and the Certificate of Amalgamation shall be deemed to be the certificate of incorporation of Amalco.

2.3	Termination

Notwithstanding the approval of this Agreement by the shareholders of the Amalgamating Corporation, the board of directors of any Amalgamating Corporation, without further shareholders approval, may terminate the Amalgamation and this Agreement at any time before the issuance of a Certificate of Amalgamation.

ARTICLE 3

FORMATION AND ORGANIZATION

3.1	Articles

The Articles shall be in the form attached hereto as Schedule “A”.

3.2	Name

The name of Amalco shall be Smart Technologies Inc.

3.3	Authorized Capital

The share capital of Amalco shall consist of 433,676,686 Class A Preferred Shares, an unlimited number of Class A Subordinate Voting Shares, an unlimited number of Class B Shares and an unlimited number of Preferred Shares issuable in series, and the rights, privileges, restrictions and conditions attaching to such shares shall be as set forth in Schedule “A” to the Articles.

3.4	Other Provisions

The Articles shall contain those provisions set forth in Schedule “B” to the Articles.

3.5	Business Restrictions

There shall be no restrictions on the business Amalco may carry on or on the powers Amalco may exercise.

3.6	Registered Office

The address of the registered office and records address of Amalco shall be 3636 Research Road, Calgary, AB T2L 1Y1.

3.7	By-Laws

Until repealed, amended, altered or added to, so far as applicable, the by-laws of Smart at the time the amalgamation becomes effective shall be the by-laws of Amalco.

3.8	Share Certificate

The forms of share certificates for the shares of Amalco shall be adopted and approved by the directors of Amalco.

3.9	Banking

Until repealed, amended, altered or added to, so far as applicable, the banking resolutions of Amalco shall be the same as the banking resolutions of Smart.

ARTICLE 4

DIRECTORS AND OFFICERS

4.1	Directors

Until changed in accordance with the Act, the Board shall consist of such number of directors not more than 15 and not less than 3 as the directors may from time to time determine. Initially the directors of Amalco shall be the persons named below:

Full Name	Address	Citizenship
David Martin	3636 Research Road Calgary, AB T2L 1Y1	Canadian
Nancy Knowlton	3636 Research Road Calgary, AB T2L 1Y1	Canadian
Arvind Sodhani	2200 Mission College Boulevard, RN6-65 Santa Clara, CA 95054	American
David Thomas	2200 Mission College Boulevard, RN6-65 Santa Clara, CA 95054	American
Adil Haque	153 East 53rd Street, 53rd Floor New York, NY 10022	American
Salim Nathoo	33 Jermyn Street London, England SW1Y 6DN	British

The said directors shall hold office until the first meeting of shareholders of Amalco, or until their successors are elected or appointed. Subject to the provisions of the Act and any unanimous shareholder agreement, the Board shall manage, or supervise the management of, the business and affairs of Amalco.

4.2	Officers

Initially the persons currently appointed as officers as Smart shall hold the same office or offices in Amalco until their successors are duly elected or appointed:

ARTICLE 5

ISSUED AND STATED CAPITAL

5.1	Share Certificates

After the Effective Date:

(a)	the share certificates evidencing the Amalgamating Corporations’ shares shall cease to represent any claim upon or interest in the Amalgamating Corporations, but rather shall represent only the right of the holder of such shares to receive a certificate representing Amalco as determined by Section 5.2; and

(b)	the shareholders of the Amalgamating Corporations may, and when requested by Amalco, shall surrender for cancellation the certificates representing shares held by them in the Amalgamating Corporations, and shall be entitled to receive, upon request, certificates for shares of Amalco as determined by Section 5.2.

5.2	Treatment of Shares upon Amalgamation

At the Effective Date, the issued and outstanding shares in the capital of the Amalgamating Corporations shall be cancelled or converted into issued and fully paid shares of Amalco, as follows:

(a)	the 10,957,191 issued and outstanding Voting Common Shares in the capital of Smart issued pursuant to the Participant Equity Loan Plan of Smart shall be converted into Class A Subordinate Voting Shares in the capital of Amalco on the basis of one Class A Subordinate Voting Shares for each Voting Common Share and shall be registered in the names of the holders of such Voting Common Shares currently set forth on the register of Smart;

(b)	the 42,606,653 issued and outstanding Voting Common Shares in the capital of Smart registered in the name of IFF Holdings Inc. shall be converted into 42,606,653 Class B Shares in the capital of Amalco and shall be registered in the name of IFF Holdings Inc.;

(c)	the 84,883,191 issued and outstanding Cumulative Preferred Shares in the capital of Smart registered in the name of IFF Holdings Inc. shall be converted into 104,630,742 Class A Preferred Shares in the capital of Amalco and shall be registered in the name of IFF Holdings Inc.;

(d)	the 84,876,495 issued and outstanding Voting Preferred Shares in the capital of Smart registered in the name of School S.à r.l. shall be converted into 2 Class B Shares in the capital of Amalco and shall be registered in the name of School S.à r.l.;

(e)	the 42,606,653 issued and outstanding Voting Preferred Shares in the capital of Smart registered in the name of Intel Corporation shall be converted into 1 Class B Share in the capital of Amalco and shall be registered in the name of Intel Corporation;

(f)	the 66,578,600 issued and outstanding Class A Common Shares in the capital of School registered in the name of School S.àr.l shall be converted into 84,876,492 Class B Shares and 219,071,282 Class A Preferred Shares in the capital of Amalco and shall be registered in the name of School S.à r.l.;

(g)	the 33,421,400 issued and outstanding Class B Common Shares in the capital of School registered in the name of Intel Corporation shall be converted into 42,606,652 Class B Shares and 109,974,662 Class A Preferred Shares in the capital of Amalco and shall be registered in the name of Intel Corporation; and

(h)	the Non-Voting Common Shares in the capital of Smart registered in the name of School shall be cancelled without repayment of capital in respect of such shares.

with the result that, immediately after the amalgamation becomes effective, there shall be outstanding as fully paid and non-assessable shares in the capital of Amalco, 10,957,191 Class A Subordinate Voting Shares, 170,089,800 Class B Shares, and 433,676,686 Class A Preferred Shares.

5.3	Stated Capital

Amalco shall add the following dollar amounts to the Stated Capital accounts of each class of shares of Amalco listed below:

Class of Shares	Stated Capital
Class A Subordinate Voting Shares	$2,651,141
Class B Shares	$33,154,167
Class A Preferred Shares	$433,676,686

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1	School Representations and Warranties

School represents and warrants to Smart that:

(a)	it is a corporation duly organized, validly subsisting and in good standing under the laws of Alberta;

(b)	it has the power, capacity and authority to enter into and deliver this Agreement and perform its obligations hereunder, including, to execute and deliver all documents and instruments and do all acts contemplated by this Agreement and to perform its obligations under such documents and instruments;

(c)	Recitals A and C are true and correct; and

(d)	this Agreement has been duly executed and delivered by School and all documents required hereunder to be executed and delivered by School have been duly executed and delivered and this Agreement and such documents constitute legal, valid and binding obligations of School enforceable in accordance with their respective terms.

6.2	Smart Representations and Warranties

Smart represents and warrants to School that:

(a)	it is a corporation duly organized, validly subsisting and in good standing under the laws of Alberta;

(b)	it has the power, capacity and authority to enter into and deliver this Agreement and perform its obligations hereunder, including, to execute and deliver all documents and instruments and do all acts contemplated by this Agreement and to perform its obligations under such documents and instruments;

(c)	Recitals B and C are true and correct; and

(d)	this Agreement has been duly executed and delivered by Smart and all documents required hereunder to be executed and delivered by Smart have been duly executed and delivered and this Agreement and such documents constitute legal, valid and binding obligations of Smart enforceable in accordance with their respective terms.

ARTICLE 7

GENERAL

7.1	Further Assurances

Each Party will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other Parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

7.2	Time of the Essence

Time will be of the essence of this Agreement.

7.3	Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the Parties. No person other than the Parties and their successors and permitted assigns will be entitled to any rights or benefits hereunder.

7.4	Amendments and Waiver

No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by each of the Parties, and no waiver of any breach of any term or provisions of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

7.5	Assignment

This Agreement will not be assigned by any Party without prior written consent of the other Parties. No assignment of this Agreement or any other obligations hereunder will operate to release the assigning Party from its obligations hereunder, unless otherwise consented to by all Parties.

7.6	Entire Agreement

The Agreement constitutes the entire agreement between the Parties and except as stated in it, and in the instruments and documents to be executed and delivered, contains all the representations and warranties of the respective Parties. There are no oral representations or warranties or collateral agreements between the Parties of any kind relating to the subject matter herein.

7.7	Counterpart Execution

This Agreement may be signed in as many counterparts as may be necessary, and may be signed by facsimile or other means of electronic communication producing a printed copy, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date set forth below.

7.8	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision shall not effect:

(a)	the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)	the legality, validity or enforceability of that provision in any other jurisdiction.

7.9	Applicable Law

This Agreement shall be construed and governed by the laws and the courts of the Province of Alberta and the laws of Canada applicable therein, and the Parties shall expressly attorn to the non-exclusive jurisdiction of such courts.

7.10	US Tax Treatment

For United States federal income tax purposes, Smart and School agree to treat the Amalgamation as a reorganization described under Section 368(a)(1)(A) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and agree to not take any position inconsistent with such treatment unless (i) otherwise agreed by Amalco and all of the shareholders of Amalco or (ii) otherwise required pursuant to a determination (as defined under Section 1313(a) of the Code).

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective directors or officers, which are duly authorized, as of the date first above written.

SCHOOL AMALCO LTD.		SMART TECHNOLOGIES INC.

By:	/s/ Salim Nathoo	By:	/s/ Nancy L. Knowlton
	Authorized Signatory		Authorized Signatory

THIS IS SCHEDULE “A” TO AN AMALGAMATION AGREEMENT DATED THE 1ST DAY OF JUNE, 2010, BETWEEN SCHOOL AMALCO LTD. AND SMART TECHNOLOGIES INC.

ARTICLES OF AMALGAMATION